As filed with the Securities and Exchange Commission on June 1, 2011

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
GRIFOLS, S.A.
(Exact name of registrant as specified in its charter)

Spain	Not Applicable

(State of incorporation or organization)	(IRS Employer Identification No.)
Avinguda de la Generalitat, 152-158
Parc de Negocis Can Sant Joan
Sant Cugat del Valles 08174
Barcelona, Spain
(Address of principal executive offices)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-168701
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

American Depositary Shares evidenced by American Depositary Receipts, each American Depositary Share representing one-half of one non-voting (Class B) ordinary share of Grifols, S.A.	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None

Title of Class

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the securities being registered is set forth under “Description of Grifols’ Share Capital,” “Description of Grifols’ American Depositary Shares,” “Material U.S. Federal Income Tax Considerations” and “Material Spanish Tax Considerations” in the Registrant’s registration statement on Form F-4 (File No. 333-168701) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on August 10, 2010, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.
Item 2. Exhibits.
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 1, 2011	GRIFOLS, S.A. (Registrant)
	By:	/s/ Victor Grifols Roura
		Name:	Victor Grifols Roura
		Title:	Director, Chairman of the Board of Directors, Chief Executive Officer and Managing Director